Exhibit 99.5

INSTRUCTIONS TO REGISTERED HOLDER OR DTC PARTICIPANT

FROM BENEFICIAL OWNER

Regarding the Offer to Exchange

8% Senior Subordinated Notes due 2011 of The Titan Corporation

that have been registered under the Securities Act of 1933

for

any and all outstanding unregistered 8% Senior Subordinated Notes due 2011 and the

Solicitation of Consents to the Proposed Amendments related to the

8% Senior Subordinated Notes due 2011

The undersigned hereby acknowledges receipt of the Prospectus, dated February 9, 2004 (the “Prospectus”), of The Titan Corporation, a Delaware corporation (“Titan”), and the accompanying Letters of Transmittal relating to the offer by Titan (the “Exchange Offer”) to exchange its new 8% Senior Subordinated Notes due 2011 (the “Exchange Notes”) registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding 8% Senior Subordinated Notes due 2011 (the “Outstanding Notes”) upon the terms and subject to the conditions set forth in the Prospectus and the enclosed Letters of Transmittal.

The Prospectus also relates to the solicitation of consents (the “Consents”) by Titan (the “Consent Solicitation”) to proposed amendments (the “Proposed Amendments”) to (a) the Indenture, dated May 15, 2003, among Titan, certain of its domestic subsidiaries as guarantors (the “Guarantors”), and Deutsche Bank Trust Company Americas as trustee (the “Trustee”), pursuant to which the Outstanding Notes were issued (the “Indenture”), and (b) the Registration Rights Agreement, dated as of May 15, 2003 by and among Titan, the Guarantors and the initial purchasers of the Outstanding Notes (the “Registration Rights Agreement”), upon the terms and subject to the conditions set forth in the Prospectus and the enclosed Letters of Transmittal.

Titan is soliciting Consents to the Proposed Amendments to satisfy Titan’s obligations under a merger agreement, dated as of September 15, 2003 and as amended February 6, 2004, relating to the proposed merger of Titan with a wholly-owned subsidiary of Lockheed Martin Corporation. The proposed merger is conditioned on, among other things, receipt of Consents to the Proposed Amendments from holders (“Holders”) of at least a majority in aggregate principal amount of Outstanding Notes (the “Requisite Consents”).

These Proposed Amendments seek to release the subsidiaries of Titan that are currently Guarantors under the Indenture and remove or amend most of the restrictive covenants and reporting requirements contained in the Indenture. In addition, Titan is seeking the Consents of Holders of Outstanding Notes to provide for the termination of the Registration Rights Agreement following completion of the Exchange Offer. In consideration for consenting to the Proposed Amendments, Holders of Outstanding Notes who return their Consent prior to 5:00 p.m., New York City time, on February 25, 2004 (the “Consent Fee Deadline”) will receive a consent fee in an amount equal to 1.0% of the principal amount of the Outstanding Notes held by the Holder (the “Consent Fee”) if the Requisite Consents are received and the proposed merger is completed. If the Consent of a Holder is not received prior to the Consent Fee Deadline, such Holder will not receive the Consent Fee. In addition, Lockheed Martin is offering to fully and unconditionally guarantee Titan’s obligations under the Indenture if the Requisite Consents are obtained and the proposed merger is completed.

As discussed in the accompanying letter, this form will instruct you as to the action to be taken by you relating to the Exchange Offer and Consent Solicitation with respect to the Outstanding Notes held by you for the account of the undersigned.

The principal amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

$                          principal amount of Outstanding Notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (check one box only):

☐ To TENDER AND DELIVER CONSENTS with respect to the following principal amount of Outstanding Notes held by you for the account of the undersigned pursuant to the terms of the enclosed BLUE Letter of Transmittal and Consent:

$                      principal amount of Outstanding Notes.

☐ To TENDER WITHOUT CONSENT the following principal amount of Outstanding Notes held by you for the account of the undersigned pursuant to the terms of the enclosed GREEN Letter of Transmittal:

$                      principal amount of Outstanding Notes.

If the undersigned instructs you to tender the Outstanding Notes (or tender the Outstanding Notes and deliver the Consents related thereto) held by you for the account of the undersigned, it is understood that you are authorized:

(a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letters of Transmittal, as applicable, that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the Exchange Notes or book-entry interests therein to be acquired by the undersigned (the“Beneficial Owner(s)”) in connection with the Exchange Offer are being acquired by the undersigned in the ordinary course of business of the undersigned, (ii) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, (iii) if the undersigned is a resident of the State of California, it falls under the self-executing institutional investor exemption set forth under Section 25102(i) of the Corporate Securities Law of 1968 and Rules 260.102.10 and 260.105.14 of the California Blue Sky Regulations, (iv) if the undersigned is a resident of the Commonwealth of Pennsylvania, it falls under the self-executing institutional investor exemption set forth under Sections 203(c), 102(d) and (k) of the Pennsylvania Securities Act of 1972, Section 102.111 of the Pennsylvania Blue Sky Regulations and an interpretive opinion dated November 16, 1985, (v) the undersigned acknowledges and agrees that any person who is participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes or interests therein acquired by such person and cannot rely on the position of the staff of the Securities Exchange Commission (the“Commission”) set forth in certain no-action letters, (vi) the undersigned understands that a secondary resale transaction described in clause (v) above and any resales of Exchange Notes or interests therein obtained by such Holder in exchange for Outstanding Notes or interests therein originally acquired by such Holder directly from Titan should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission and (vii) the undersigned is not an “affiliate,” as defined in Rule 405 under the Securities Act, of Titan. Upon a request by Titan, a Holder or beneficial owner will deliver to Titan a legal opinion confirming its representation made in clause (vii) above. If the undersigned is a broker-dealer (whether or not it is also an “affiliate”) that will receive Exchange Notes for its own account pursuant to the Exchange Offer, the undersigned represents that the Outstanding Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned does not and will not be deemed to admit that is an “underwriter” within the meaning of the Securities Act;

(b) to agree, on behalf of the undersigned, as set forth in the Letters of Transmittal;

(c) to take such other action as necessary under the Prospectus or the Letter of Transmittal or Letter of Transmittal and Consent, as applicable, to effect the valid tender of such Outstanding Notes; and

(d) to take such other action as necessary under the Prospectus or Letter of Transmittal and Consent to effect the valid delivery of Consents with respect to such Outstanding Notes tendered pursuant to the Exchange Offer and Consent Solicitation.

SIGN HERE

Name of Beneficial Owner(s):

Signature(s):

If signature is by an attorney, executor, administrator, trustees or guardian or other acting in a fiduciary capacity, set forth name and full title below.

Name(s):

Title:

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date: